Exhibit 3.1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
BRIGHTHOUSE FINANCIAL, INC.
(a Delaware corporation)
BRIGHTHOUSE FINANCIAL, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
1.    The present name of the corporation is Brighthouse Financial, Inc. (the “Corporation”).
2.    The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 1, 2016.
3.    The Corporation’s Certificate of Incorporation is hereby further amended and restated pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”), so as to read in its entirety in the form attached hereto as Exhibit A and incorporated herein by this reference.
4.    This amendment and restatement of the Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the DGCL.
5.    This amended and restated Certificate of Incorporation shall become effective as of 12:01 a.m., Eastern time, on August 4, 2017 pursuant to Sections 242 and 245 of the DGCL.
[Signature page on next page]

IN WITNESS WHEREOF, the undersigned officer of the Corporation has signed this amended and restated Certificate of Incorporation on this 3rd day of August, 2017.

/s/ Christine M. DeBiase
Christine M. DeBiase Executive Vice President, General Counsel and Corporate Secretary

Exhibit A
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
BRIGHTHOUSE FINANCIAL, INC.
ARTICLE I
NAME OF CORPORATION
The name of the corporation is Brighthouse Financial, Inc. (the “Corporation”).
ARTICLE II
REGISTERED OFFICE; REGISTERED AGENT
The address of the Corporation’s registered office in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, 19801, and the name of its registered agent in the State of Delaware at such address is The Corporation Trust Company.
ARTICLE III
PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”).
ARTICLE IV
STOCK
SECTION 1. CAPITAL STOCK. (a) The total number of shares of capital stock which the Corporation shall have authority to issue is one billion one hundred million (1,100,000,000), which shall be divided into two classes, consisting of one billion (1,000,000,000) shares of Common Stock, par value of $0.01 per share (the “Common Stock”), and one hundred million (100,000,000) shares of Preferred Stock, par value of $0.01 per share (the “Preferred Stock”).
(b) Subject to the rights of the holders of any outstanding series of Preferred Stock provided by this Amended and Restated Certificate of Incorporation (as the same may be amended from time to time, this “Certificate of Incorporation”), the number of authorized shares of any of the Common Stock or the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor.
(c) Provisions Relating to the Common Stock.
(1)    Except as otherwise provided in this Certificate of Incorporation or by the DGCL, each holder of shares of Common Stock shall be entitled, with respect to each share of Common Stock held by such holder, to one vote in person or by proxy on all matters submitted to a vote of the holders of Common Stock, whether voting separately as a class or otherwise.
(2)    Subject to the preferences and rights, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property, stock or otherwise, as may be declared thereon by the Board of Directors at any time and from time to time out of assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.

(3)    In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the preferences and rights, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.
(4) The holders of shares of Common Stock shall not have cumulative voting rights.
(d) Provisions Relating to the Preferred Stock.
(1)    Shares of Preferred Stock may be issued at any time and from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate of designation pursuant to the applicable provisions of the DGCL (hereinafter referred to as a “Preferred Stock Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers (including the voting powers, whether full, limited or no voting powers), preferences and the relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of each such series, including, without limitation, dividend rights, dividend rates, conversion rights, exchange rights, voting rights, terms of redemption and liquidation preferences.
(2)    The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.
(3)    Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon pursuant to this Certificate of Incorporation or a Preferred Stock Certificate of Designation or pursuant to the DGCL as currently in effect or as the same may hereafter be amended.
(e) For purposes hereof and the bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”), the term “Certificate of Incorporation” includes the Certificate of Incorporation as it may be amended by any Preferred Stock Certificate of Designation from time to time.
SECTION 2. VOTING IN ELECTION OF DIRECTORS. Except as may be required by law or as provided in this Certificate of Incorporation, (a) holders of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes and (b) holders of Preferred Stock shall not be entitled to vote on any matter or receive notice of any meeting of stockholders. Unless and except to the extent that the Bylaws shall so require, the election of directors need not be taken by written ballot.
SECTION 3. OWNER. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.
SECTION 4. SPECIAL MEETING OF STOCKHOLDERS. Special meetings of stockholders of the Corporation may be called for any purpose and may be held at such date, time and place either within or outside the State of Delaware as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called only by the Chairman of the Board of Directors or the Chief Executive Officer or pursuant to a resolution of the Board of Directors adopted by at least a majority of the directors then in office. The only matters that may be considered at any special meeting of the stockholders are the matters specified in the notice of the meeting.
SECTION 5. NO STOCKHOLDER ACTIONS BY WRITTEN CONSENT. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied.
ARTICLE V
BOARD OF DIRECTORS
The following provisions are inserted for the management of the business, for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

(a)     Except as may otherwise be provided by this Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
(b)     The total number of directors constituting the Board of Directors shall be fixed from time to time exclusively by resolution of the Board of Directors; provided, however, that in no event shall the total number of directors constituting the Board of Directors be less than three (3) nor more than fifteen (15) directors.
(c)     From the effective date of this Certificate of Incorporation (the “Effective Date”), the directors of the Corporation, subject to the special rights of any holders of shares of any series of Preferred Stock then outstanding, shall be divided into three classes, designated Class I, Class II and Class III. For so long as there are three classes of directors, each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors (excluding any directors elected pursuant to any special rights of any holders of shares of any series of Preferred Stock then outstanding). The initial assignment of directors to each such class shall be made by the Board of Directors. The term of office of the Class I directors shall expire at the first annual meeting of stockholders of the Corporation following the Effective Date (the “2018 Annual Meeting”), the term of office of the Class II directors shall expire at the second annual meeting of stockholders of the Corporation following the Effective Date (the “2019 Annual Meeting”) and the term of office of the Class III directors shall expire at the third annual meeting of stockholders of the Corporation following the Effective Date (the “2020 Annual Meeting”). Commencing with the 2018 Annual Meeting, the directors shall be divided into two classes, with the directors elected to succeed those directors whose terms then expire (i.e., the former Class I directors) being elected for a term of office to expire at the 2020 Annual Meeting (i.e., as Class III directors), with each such director to hold office until his or her successor shall have been duly elected and qualified or his or her death, resignation, retirement, disqualification or removal from office. Commencing with the 2019 Annual Meeting, there shall be a single class of directors, with directors elected to succeed those directors whose terms then expire (i.e., the former Class II directors) being elected for a term of office to expire at the 2020 Annual Meeting, with each director to hold office until his or her successor shall have been duly elected and qualified or his or her death, resignation, retirement, disqualification or removal from office. Commencing with the 2020 Annual Meeting, each director elected to succeed those directors whose terms then expire shall be elected annually and for a term of office to expire at the next annual meeting of stockholders of the Corporation with each director to hold office until his or her successor shall have been duly elected and qualified or his or her death, resignation, retirement, disqualification or removal from office.
(d)     Subject to any rights granted to the holders of shares of any series of Preferred Stock then outstanding, (x) for so long as the directors are divided into classes, any director may be removed from office only for cause and only upon the affirmative vote of the holders of at least two-thirds (66 2⁄3%) in voting power of the outstanding shares of capital stock entitled to vote in an election of such director and (y) from and after the time at which the directors are no longer divided into classes, any director may be removed at any time, either with or without cause, upon the affirmative vote of the holders of at least two-thirds (66 2⁄3%) of the outstanding shares of capital stock of the Corporation then entitled to vote in an election of such director.
(e)     Subject to any rights granted to the holders of shares of any series of Preferred Stock then outstanding, and except as otherwise expressly required by applicable law, vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the total number of directors constituting the Board of Directors, shall be filled by, and only by, a majority of the directors then in office, even if less than a quorum, or by the sole remaining director. Any director appointed to fill a vacancy or a newly created directorship shall hold office for the remainder of the term of the class, if any, that such director has been appointed to, and until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification, removal from office or other cause.
(f)     Advance notice of nominations for the election of directors and other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws.
ARTICLE VI
INDEMNIFICATION AND ADVANCEMENT;
LIMITATION OF LIABILITY OF DIRECTORS
SECTION 1.     INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The Corporation, to the fullest extent permitted by law, shall indemnify and advance expenses to any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director of the Corporation, or, while serving as a director of the Corporation, serves or served at any other enterprise as a director or officer at the request of the Corporation; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized in advance by the Board of Directors. Such rights to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person. The rights to indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or an advancement of expenses hereunder may be entitled under the Bylaws, any agreement between the Corporation and such person, vote of stockholders or disinterested directors or otherwise.
SECTION 2.     LIMITATION OF LIABILITY OF DIRECTORS. To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended after approval of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment, modification or repeal of this Article VI, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VI, shall adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to the time of such amendment, modification, repeal or adoptions of inconsistent provision.
ARTICLE VII
EXCLUSIVE FORUM
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising out of or pursuant to any provision of the DGCL, or as to which the DGCL confers jurisdiction on the Court of Chancery (including, without limitation, any action asserting a claim arising out of or pursuant to this Certificate of Incorporation or the Bylaws), or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity holding, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VII.

ARTICLE VIII
AMENDMENTS TO THE CERTIFICATE OF INCORPORATION AND BYLAWS
SECTION 1. AMENDMENTS TO THE CERTIFICATE OF INCORPORATION. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL, and all rights, preferences and privileges herein conferred upon stockholders by and pursuant to this Certificate of Incorporation in its current form or as hereafter amended are granted subject to the right reserved in this Article VIII. Notwithstanding the foregoing or any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds (66 2⁄3%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, Section 1(d), Section 4 or Section 5 of Article IV of this Certificate of Incorporation, Article V, Article VI, or Article VII of this Certificate of Incorporation, or this Article VIII.
SECTION 2.     AMENDMENTS TO THE BYLAWS. The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the Bylaws. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Certificate of Incorporation or the Bylaws, the affirmative vote of the holders of at least two-thirds (66 2⁄3%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend or repeal, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith.